Exhibit 3.3

                                                Filed in the Office of the
                                                Secretary of State
                                                State of Texas
                                                June 5,2008
                                                Corporations Section

                               ARTICLES OF MERGER
                                       OF
                  Senior Management Services of Palestine, Inc.
                              (a Texas corporation)
                                  with and into

                        SMSA Palestine Acquisition Corp.
                             (a Nevada corporation)

     The following Articles of Merger are hereby adopted by the undersigned in accordance with the provisions of the Texas Business Corporations Act (the "TBCA") and the Nevada Revised Statutes Chapter 92A (the "NRS"):

1. An Agreement and Plan of Merger has been adopted in accordance with the TBCA and the NRS providing for the merger of Senior Management Services of Palestine, Inc., a Texas corporation, with and into SMSA Palestine Acquisition Corp., a Nevada corporation (the "Surviving Corporation"), the latter of which will be the sole surviving entity of this merger (the "Merger"). The two foregoing entities are the only parties to the Merger.

2. An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 12890 Hilltop Road, Argyle, Texas 76226. A copy of the Agreement and Plan of Merger ("Plan of Merger") will be furnished by the Surviving Corporation on written request and without cost to any stockholder of Senior Management Services of Palestine, Inc. or SMSA Palestine Acquisition Corp.

3. The Plan of Merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the Merger and by the governing documents of those organizations.

4. The Surviving Corporation hereby assumes responsibility for the payment of all fees and franchise taxes of the merged entities and will be obligated to pay such fees and franchise taxes.

5. The Merger will be effective upon the acceptance for filing of the Articles of Merger with the Secretary of State of Texas.


     The undersigned duly authorized officer of each of the merged entities signs the Articles of Merger on this 22 day of May, 2008.


                            Senior Management Services of Palestine, Inc.

                            By: /s/ Timothy P. Halter
                                ---------------------
                                Timothy P. Halter



                            SMSA Palestine Acquisition Corp.

                            By: /s/ Timothy P. Halter
                                ---------------------
                                Timothy P. Halter